Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Spectranetics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-198980, 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) on Form S-8 and the registration statements (Nos. 333-196285 and 333-187172) on Form S-3 of The Spectranetics Corporation and subsidiaries (the Company) of our report dated February 26, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement Schedule II - Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Denver, Colorado
February 26, 2016